Exhibit d.5

MVC CAPITAL, INC.
RIGHTS FOR COMMON STOCK
SUBSCRIPTION CERTIFICATE

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
NEW YORK TIME (EASTERN) ON THE EXPIRATION DATE

Dear Shareholder:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE THE REVERSE SIDE OF THIS FORM.

As the registered owner of this Subscription Certificate, you are the owner of the number of non-transferable subscription rights (each a “Subscription Right”) shown below. Each registered owner has received one right for every share of common stock owned as of December 3, 2004. For every two rights held, you are entitled to subscribe for one share of common stock, of MVC Capital, Inc. This is known as your basic subscription right. Fractional shares will not be issued upon exercise of rights. You may subscribe for such shares at the subscription price of 95% of the net asset value per share on the pricing/expiration date of the rights offering. Since the close of the rights offering on the expiration date will coincide with the pricing date, stockholders who choose to exercise their rights will not know the subscription price per share at the time they exercise such rights. If you elect to exercise all of your rights to purchase common stock pursuant to your basic subscription rights, you will also have an over-subscription right to subscribe for additional shares of our common stock, if any, that are not purchased by other holders of rights pursuant to their basic subscription rights as of the expiration date. If sufficient additional shares are not available to honor all subscriptions, we may, at our discretion, issue up to an additional 25% of the shares available pursuant to the rights offering in order to honor such over-subscriptions. The other terms and conditions of these subscription rights are set forth in the enclosed prospectus.

To request a stock certificate, you must check Box E on the reverse side of the Subscription Certificate below. Stock certificates will be delivered as soon as practicable after the expiration date.

THE SUBSCRIPTION RIGHT IS NOT TRANSFERABLE

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT AT ONE OF THE ADDRESSES
LISTED BELOW BEFORE 5:00 P.M. NEW YORK TIME ON THE EXPIRATION DATE

BY FIRST CLASS MAIL:	BY OVERNIGHT COURIER:	BY HAND:
EquiServe Trust Company, N.A. Attn: Corporate Actions PO Box 859208 Braintree, MA 02185	EquiServe Trust Company, N.A. Attn: Corporate Actions 161 Baystate Drive Braintree MA 02184	EquiServe Trust Company, N.A. Attn: Corporate Actions 17 Battery Place, 11 Floor New York, NY 10004

     MVC CAPITAL, INC. RIGHTS FOR COMMON STOCK (COMPLETE APPROPRIATE SECTION ON REVERSE SIDE OF THIS CERTIFICATE)

     As the registered owner of this Subscription Certificate you are entitled to the number of subscription rights to subscribe for the common stock of MVC Capital Inc. shown below. For every two rights held, you are entitled to subscribe for one share of common stock of MVC Capital, Inc. You may subscribe for such shares at the Subscription Price of 95% of the net asset value per share on the pricing/expiration date of the rights offering. Since the close of the rights offering and the expiration date will coincide with the pricing date, stockholders who choose to exercise their rights will not know the subscription price per share at the time they exercise such rights. If you elect to exercise all of your rights to purchase common stock pursuant to your basic subscription rights, you will also have an over-subscription right to subscribe for additional shares of common stock, if any, that are not purchased by other holders of rights pursuant to their basic subscription rights as of the expiration date. If sufficient additional shares are not available to honor all subscriptions, we may, at our discretion, issue up to an additional 25% of the shares available pursuant to the rights offering in order to honor such over-subscriptions. Stock certificates for the shares will be delivered as soon as practicable after the expiration of the offer. To request a stock certificate, you should check Box E on the reverse side of this form. Any refund or amount due in connection with this offer will be delivered or invoiced as soon as practicable after the expiration date. Payment of an estimated 95% of the net asset value per share (as of the date of this election) must accompany the Subscription Certificate. See reverse side of this certificate.

Shareholder Registration 1 Shareholder Registration 2 Shareholder Registration 2 Address 1 Address 2 Address 3	Control No. Account No. Rights Represented by this Subscription Certificate Maximum Basic Subscription Right Shares Available

To subscribe for your shares please complete line “A” on the card below. If you are not subscribing for your full basic subscription right, check box “D” below. To subscribe for any shares pursuant to the over-subscription right, please complete line “B” below.

PLEASE NOTE: Stockholders who have exercised their basic subscription right in full may apply for shares pursuant to the over- subscription right. Fractional shares will not be issued upon exercise of rights.

In order to exercise your subscription rights, you must either (a) complete and sign this Subscription Certificate and return it together with payment of the estimated subscription price for the shares of common stock, or (b) present a properly completed notice of guaranteed delivery together with payment of the estimated subscription price for the shares of common stock, in either case to the subscription agent, EquiServe Trust Company, N.A., before 5:00 p.m. New York time, on the expiration date unless the offering is extended.

If the aggregate subscription price paid by a stockholder is insufficient to purchase the number of shares of common stock that the stockholder indicates are being subscribed for, or if a stockholder does not specify the number of shares of common stock to be purchased, then the holder will be deemed to have exercised first, the basic subscription right (if not already fully exercised) and second, the over-subscription right to purchase shares of common stock to the full extent of the payment rendered. If the aggregate subscription price paid by a stockholder exceeds the amount necessary to purchase the number of shares of common stock for which the stockholder has indicated an intention to subscribe, then the stockholder will be deemed to have exercised first, the basic subscription right (if not already fully exercised) and second, the over-subscription right to the full extent of the excess payment tendered.

EXPIRATION DATE JANUARY 3, 2005 (UNLESS EXTENDED)

PLEASE FILL IN ALL APPLICABLE

A. Basic Subscription Right		x		=	$

(2 Rights = 1 share)	(No .of Shares)		(Estimated Subscription Price)			Total

B. Over-Subscription Right*		x		=	$

	(No .of Shares)		(Estimated Subscription Price)			Total

•	The over-subscription right can be exercised only if the Basic Subscription right is fully exercised

C. Amount of Payment or amount in notice of guaranteed delivery enclosed	=	$

Total

D. Not subscribing for full Basic Subscription Right ☐    E. To request a stock certificate ☐

ALL PAYMENTS MUST BE MADE IN U.S. DOLLARS BY BANK CHECK, MONEY ORDER OR CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES AND PAYABLE TO “EQUISERVE TRUST COMPANY, N.A., AS SUBSCRIPTION AGENT — MVC CAPITAL, INC.” OR “MVC CAPITAL, INC.”

TO SUBSCRIBE: I acknowledge that I have received the prospectus for the rights offering and I hereby irrevocably subscribe for the number of shares of common stock indicated above on the terms and conditions specified in the prospectus. I understand and guarantee that I will be obligated to pay an additional amount if the subscription price as determined on the pricing date is in excess of the estimated subscription price per share.

I hereby agree that if I fail to pay in full for the shares of common stock for which I have subscribed, MVC Capital, Inc. may exercise any of the remedies provided for in the prospectus.

Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s), -in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):

Capacity (Full Title):

GUARANTEE OF SIGNATURE(S): You must have your signature guaranteed if you wish to have your shares delivered to an address other than your own or to a shareholder other than the registered holder.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

Signature:

(Name of Bank or Firm)

By:

(Signature of Officer)

Taxpayer ID# or Social Security #:

PLEASE NOTE THAT ALL REFUND CHECKS, IF ANY, WILL BE DELIVERED TO THE ADDRESS OF
RECORD, WHICH IS THE ADDRESS TO WHICH THE MATERIALS FOR THIS OFFERING WERE
DELIVERED TO YOU. IF YOU WISH TO CHANGE THE ADDRESS OF RECORD, PLEASE
PROVIDE SEPARATE WRITTEN INSTRUCTIONS, SIGN THE INSTRUCTIONS, AND DELIVER
THEM TO EQUISERVE TRUST COMPANY, N.A., THE SUBSCRIPTION AGENT.